EXHIBIT 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

I, Edward G, Caminos, Chief Financial Officer of BPZ Resources, Inc., certify that:

1.                                       I have reviewed this amendment no. 1 to the annual report on Form 10-K/A and the annual report on Form 10-K originally filed on March 31, 2010 of BPZ Resources, Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ EDWARD G. CAMINOS
Edward G. Caminos
Chief Financial Officer
(Principal Financial Officer)
April 30, 2010